Exhibit 21

Entity Name	State of Incorporation
Clayton Road Assisted Living, LLC	Missouri
COPSUN Clayton MO Manager, LLC	Delaware
Dignity Home Care, Inc.	New York
GCI Malden, L.P.	Delaware
Hearthside Operations, Inc.	Delaware
Jefferson Senior Living Condominium Community	Virginia
Karrington Health, Inc.	Ohio
Karrington of Albuquerque Ltd.	Ohio
Karrington of Colorado Springs Ltd.	Ohio
Karrington of Englewood Ltd.	Ohio
Karrington of Findlay Ltd.	Ohio
Karrington of Finneytown Ltd.	Ohio
Karrington of Kenwood Ltd.	Ohio
Karrington of Oakwood Ltd.	Ohio
Karrington Operating Company, Inc.	Ohio
Kensington Cottages Corporation of America	Minnesota
LandCal Investments SSL, Inc.	California
Martha Child Interiors, Inc.	Virginia
Master CNLSun Manager I, LLC	Delaware
Master MetSun GP, LLC	Delaware
Master MetSun Three GP, LLC	Delaware
Master MetSun Two GP, LLC	Delaware
Master MorSun GP, LLC	Delaware
MorSun Tenant GP, LLC	Delaware
MorSun Tenant, LP	Delaware
MSLS-MapleRidge, Inc.	Delaware
NAH/Sunrise Severna Park, LLC	Maryland
SCIC Investments, LLC	Delaware
SCIC MM, Inc.	Delaware
SCIC, LLC	Vermont
SSL Grosse Pointe Woods Senior Living, LLC	Michigan
SSL Grosse Pointe Services, LLC	Michigan
SSLMI-DC Realty, LLC	Washington DC
SSLMI-MD Realty, LLC	Delaware
SunCo, LLC	Delaware
SunCo II, LLC	Delaware
SunCo II, LLP	Delaware
Sunrise Ann Arbor Assisted Living, L.L.C.	Michigan
Sunrise Assisted Living Limited Partnership	Virginia
Sunrise Assisted Living Limited Partnership VIII	California
Sunrise Augusta Assisted Living Limited Partnership	Georgia
Sunrise Aurora Assisted Living, L.L.C.	Colorado
Sunrise Bath Assisted Living, LLC	Ohio
Sunrise Bellevue (Land) SL, LLC	Delaware
Sunrise Billerica MA Senior Living, LLC	Delaware

Entity Name	State of Incorporation
Sunrise Boynton Beach FL Senior Living, LLC	Delaware
Sunrise Branchburg NJ Senior Living, LLC	Delaware
Sunrise Burlingame Senior Living, LLC	Delaware
Sunrise Carlisle GP, LLC	Delaware
Sunrise Carlisle, LP	Delaware
Sunrise Carmel Assisted Living, L.L.C.	Indiana
Sunrise Cedar Park SL, LLC	Delaware
Sunrise Chanate Assisted Living, L.P.	California
Sunrise Clay Street Senior Living, LLC	Delaware
Sunrise Connecticut Avenue Assisted Living, L.L.C.	Washington DC
Sunrise Continuing Care, LLC	Delaware
Sunrise Corby Place SL, LLC	Delaware
Sunrise Crystal Lake (Land) SL, LLC	Delaware
Sunrise Development, Inc.	Virginia
Sunrise Dunwoody Assisted Living, L.P.	Georgia
Sunrise East Baton Rouge LA Senior Living, LLC	Louisiana
Sunrise Eastover Assisted Living, L.L.C.	North Carolina
Sunrise Fairfax Assisted Living, L.L.C.	Virginia
Sunrise Fall Creek Assisted Living, L.L.C.	Indiana
Sunrise Farmington Hills Assisted Living, L.L.C.	Michigan
Sunrise Floral Vale Senior Living, LLC	Pennsylvania
Sunrise Fort Wayne Assisted Living, L.L.C.	Indiana
Sunrise Frankfurt-Westend Pflege GmbH	Germany
Sunrise Germany Real Estate GmbH & Col KG	Germany
Sunrise Hamilton Assisted Living, L.L.C.	Ohio
Sunrise Hannover Pflege GmbH	Germany
Sunrise Holbrook Assisted Living, LLC	New York
Sunrise Holmdel NJ Senior Living, LLC	Delaware
Sunrise Home Help Bagshot II Limited	United Kingdom
Sunrise Home Help Beaconsfield Limited	United Kingdom
Sunrise Home Help Sonning Limited	United Kingdom
Sunrise Houston TX Senior Living, LLC	Texas
Sunrise Huntington Valley PA Senior Living, LP	Delaware
Sunrise Investment, LLC	Delaware
Sunrise IV of CA, Inc.	California
Sunrise Klein Flottbek Pflege GmbH	Germany
Sunrise Königstein Pflege GmbH	Germany
Sunrise La Jolla (Land) SL, LLC	Delaware
Sunrise La Jolla (Land) SL, LP	Delaware
Sunrise Lombard IL Senior Living, LLC	Delaware
Sunrise Marlboro NJ Senior Living, LLC	Delaware
Sunrise Millbrook (Land) SL, LLC	Delaware
Sunrise Monroeville Assisted Living, LLC	Pennsylvania
Sunrise Monterey Senior Living, LP	Delaware
Sunrise München-Thalkirchen Pflege GmbH	Germany
Sunrise Napa Assisted Living Limited Partnership	California
Sunrise North Senior Living LTD	New Brunswick, Canada

Entity Name	State of Incorporation
Sunrise Oberursel Pflege GmbH	Germany
Sunrise of Beaconsfield GP Inc.	New Brunswick, Canada
Sunrise of Beaconsfield, LP	Ontario, Canada
Sunrise of Blainville GP Inc.	New Brunswick, Canada
Sunrise of Blainville, LP	Ontario, Canada
Sunrise of Dollard Des Ormeaux GP, Inc.	New Brunswick, Canada
Sunrise of Dollard Des Ormeaux, LP	Ontario, Canada
Sunrise of Oakville II GP, Inc.	Ontario, Canada
Sunrise of Oakville II, LP	Ontario, Canada
Sunrise of Rowland GP, Inc.	British Columbia, Canada
Sunrise of Rowland, LP	Ontario, Canada
Sunrise of Sherbrooke Street GP Inc.	New Brunswick, Canada
Sunrise of Sherbrooke Street LP	Ontario, Canada
Sunrise Partners LP	Virginia
Sunrise Pasadena CA Senior Living, LLC	California
Sunrise Pennsylvania GP, LLC	Delaware
Sunrise Pleasanton GP, LLC	Delaware
Sunrise Pleasanton Senior Living, L.P.	Delaware
Sunrise Reinbek Pflege GmbH	Germany
Sunrise Senior Living Germany GmbH	Germany
Sunrise Senior Living Home Care, Inc.	Delaware
Sunrise Senior Living Insurance, Inc.	Vermont
Sunrise Senior Living International, LP	Jersey
Sunrise Senior Living Investments, Inc.	Virginia
Sunrise Senior Living Jersey LTD	Jersey
Sunrise Senior Living Limited	Jersey
Sunrise Senior Living Management, Inc.	Virginia
Sunrise Senior Living Services, Inc.	Delaware
Sunrise Senior Living Ventures, Inc.	Delaware
Sunrise Shaker Heights Assisted Living, L.L.C.	Ohio
Sunrise Shorewood WI Senior Living, LLC	Delaware
Sunrise South Charlotte NC Senior Living, LLC	Delaware
Sunrise St. Johns Assisted Living, L.L.C.	Louisiana
Sunrise Stratford GP, LLC	Delaware
Sunrise Stratford, LP	Delaware
Sunrise Sutter Assisted Living, L.P.	Delaware
Sunrise Torrance Senior Living LLC	Delaware
Sunrise Turtle Creek SL, LP	Delaware
Sunrise Turtle Creek SL GP, LLC	Delaware
Sunrise Villa Camphausen Pflege GmbH	Germany
Sunrise Virginia Beach Estates, L.L.C.	Delaware
Sunrise Webster Groves MO Senior Living, LLC	Delaware
Sunrise Webster House GP, LLC	Delaware
Sunrise Webster House, LP	Delaware
Sunrise West Assisted Living Limited Partnership	California
Sunrise West Hartford Assisted Living, LLC	Connecticut
Sunrise West Orange NJ Senior Living, LLC	Delaware

Entity Name	State of Incorporation
Sunrise Wiesbaden Pflege GmbH	Germany
Sunrise Willow Lake Assisted Living, L.L.C.	Indiana
Sunrise Wilton Assisted Living, L.L.C.	Connecticut
Sunrise Wooster Assisted Living L.L.C.	Ohio
SZR Beaconsfield, Inc.	New Brunswick, Canada
SZR Blainville, Inc	New Brunswick, Canada
SZR Dollard Des Ormeaux, Inc.	New Brunswick, Canada
SZR Oakville II Inc.	Ontario, Canada
SZR Rowland Inc.	British Columbia, Canada
SZR Sherbrooke Street Inc.	New Brunswick, Canada
TH 1330, L.L.C.	Washington, D.C.
The Good Samaritan Fund, Inc.	Virginia

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